Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

InterCloud Systems, Inc.
Shrewsbury, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2013, relating to the combined financial statements of Integration Partners-NY Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
New York, New York

July 18, 2014